UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 26, 2011
Park-Ohio Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

Ohio	000-03134	34-1867219

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6065 Parkland Blvd., Cleveland, Ohio	44124

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 947-2000
Park-Ohio Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	333-43005-1	34-6520107

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6065 Parkland Blvd., Cleveland, Ohio	44124

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 947-2000
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 26, 2011, the shareholders of Park-Ohio Holdings Corp. (the “Company”), upon recommendation of the Company’s Board of Directors (the “Board”), approved the Park-Ohio Industries, Inc. Annual Cash Bonus Plan (the “Bonus Plan”), which replaced the Company’s annual cash bonus plan that had expired.
     The Bonus Plan provides for granting of cash bonuses upon achievement of specified performance goals, referred to as “Management Objectives,” to “Eligible Executives,” who are defined as the Company’s Chairman and Chief Executive Officer and any other executive officer of the Company designated by the Compensation Committee of the Board (the “Committee”). Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Eligible Executive or of the subsidiary, division, department or function within the Company or subsidiary in which the Eligible Executive is employed. Management Objectives may be measured on a relative or absolute basis. The Management Objectives are limited to specified levels of, growth in or relative peer company performance in one or more or a combination of the following: earnings per share; earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; earnings before taxes; return on invested capital; return on total capital; return on assets; return on equity; total shareholder return; net income, revenue, cash flow or operating profit; and productivity improvement. Not later than the 90th day of each fiscal year of the Company, the Committee shall establish the Management Objectives for each Eligible Executive and the amount of incentive bonus payable (or formula for determining such amount) upon full achievement of the specified Management Objectives.
     Incentive bonus payments made under the Bonus Plan are intended to constitute qualified “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code and Section 1.162-27 of the Treasury Regulations promulgated thereunder, and in no event shall the incentive bonus paid to an Eligible Executive under the Bonus Plan for a year exceed $3.0 million.
     The Committee has established the Management Objectives under the Bonus Plan for all future awards made to Edward F. Crawford pursuant to the Bonus Plan. Mr. Crawford is the Company’s Chairman of the Board and Chief Executive Officer, and is currently the only Eligible Executive. Mr. Crawford will be entitled to an annual award equal to 4% of the Company’s annual consolidated adjusted income before taxes.
     The description contained herein is qualified in its entirety by reference to the full text of the Bonus Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     The Company held its Annual Meeting of the Shareholders on May 26, 2011. The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting of the Shareholders are set forth below.
     Proposal 1. The shareholders elected Kevin R. Greene, A. Malachi Mixon III and Dan T. Moore III as directors of the Company to serve until the 2014 Annual Meeting of the Shareholders. The voting results were as follows:

Name	For	Withheld	Broker Non-Votes
Kevin R. Greene	9,411,520	184,596	1,697,928
A. Malachi Mixon III	8,899,093	697,023	1,697,928
Dan T. Moore III	9,417,273	178,843	1,697,928
     Proposal 2. The shareholders approved the ratification of the selection of Ernst & Young LLP as the Company’s independent public accounting firm for 2011. The voting results were as follows:

For	Against	Abstain
11,257,552	23,608	12,884
     Proposal 3. The shareholders approved the Bonus Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
9,254,414	270,157	71,545	1,697,928
     Proposal 4. The shareholders approved the advisory vote on named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
7,890,005	233,094	1,473,017	1,697,928
     Proposal 5. The shareholders recommended, on an advisory basis, the holding of the advisory vote on named executive officer compensation every three years. The voting results were as follows:

Every Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
2,921,426	34,035	5,084,615	1,556,040	1,697,928
     The Company will hold advisory votes on named executive officer compensation every three years until the next vote on the frequency of the shareholder advisory vote on named executive officer compensation.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit Number	Description
10.1	Park-Ohio Industries, Inc. Annual Cash Bonus Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK-OHIO HOLDINGS CORP.
By:	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary and General Counsel

Dated: June 1, 2011

PARK-OHIO INDUSTRIES, INC.
By:	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary and General Counsel

Dated: June 1, 2011

EXHIBIT INDEX

Exhibit Number	Description
10.1	Park-Ohio Industries, Inc. Annual Cash Bonus Plan